DEVELOPED TECHNOLOGY RESOURCE, INC.

EXHIBIT 11 --  STATEMENT REGARDING COMPUTATION OF PER-SHARE EARNINGS
                               (Unaudited)

		                                 Three Months Ended       	Nine Months Ended
                                        July 31,                 July 31,
                         			       1997		      1996        1997 	      1996
                                ---------   ---------   ---------   ---------
Primary:
	Average shares outstanding		     790,820	    838,966		   797,704		   838,966


  Shares assumed exercised from
   exercise of stock options      669,084          --     446,056          --

  Shares assumed to be repurchased
   with proceeds from exercise
   (subject to 20% limit)        (158,164)         --    (105,443)         --
											                     ---------   ---------   ---------   ---------
 Total common and common
	equivalent shares              1,301,740     838,966		 1,138,317   		838,966
                                =========   =========   =========   =========

	Net Income (Loss)	             $	251,392   $  30,575	  $	220,218   $	(49,323)

 Assumed interest revenue from
  purchase of government
  securities                       23,800          --      46,966          --
                                ---------   ---------   ---------   ---------
 Adjusted net income (loss)     $ 275,192   $  30,575   $ 267,184   $ (49,323)
                                =========   =========   =========   =========

	Per-share amount	              $   	0.21   $   	0.04	  $   	0.23   $  	(0.06)
                                =========   =========   =========   =========




Fully Diluted:
	Average shares outstanding		     790,820		   838,966		   797,704		   838,966

 Shares assumed exerised from
  exercise of stock options       669,084          --     446,056          --

 Shares assumed to be repurchased
  with proceeds from exercise
  (subject to 20% limit)         (158,164)         --    (105,443)         --
											                     ---------   ---------   ---------   ---------
 Total common and common
 	equivalent shares             1,301,740 	   838,966		 1,138,317   		838,966
                                =========   =========   =========   =========

	Net Income (Loss)	             $	251,392   $ 	30,575	  $	220,218   $	(49,323)

 Assumed interest revenue from
  purchase of government
  securities                       23,652          --      45,029          --
                                ---------   ---------   ---------   ---------
 Adjusted net income (loss)     $ 275,044   $  30,575   $ 265,247   $ (49,323)
                                =========   =========   =========   =========

	Per-share amount	              $   	0.21   $   	0.04  	$   	0.23   $  	(0.06)
                                =========   =========   =========   =========


NOTE: As the stock options assumed to be repurchased exceeds 20% of the shares already outstanding, the treasury stock method has been modified, as required, to assume the repurchase of up to 20% of the stock outstanding with the excess invested in government securities.


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